UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 17, 2007

HAIGHTS CROSS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-109381	13-4087398

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 New King Street White Plains, New York	10604

(Address of Principal Executive Offices)	(Zip Code)
(914) 289-9400

(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On April 2, 2007, Haights Cross Communications, Inc. (the “Company”) filed a Notification of Late Filing on Form 12b-25 (the “Notice”) with the Securities and Exchange Commission relating to the Company’s request for a 15 day extension to file the Company’s Annual Report on Form 10-K (the “Annual Report”) as a result of (i) the need to complete work on a restatement of the Company’s financial statements for specified reasons, which the Company has completed, and (ii) the need to further investigate, and to allow its independent accountants to conduct additional procedures with respect to, matters of disagreement that one of its directors had expressed concerning certain disclosures in the Company’s proposed Compensation Discussion & Analysis to be included in the Annual Report.
     Although the Company disclosed in the Notice that it would be in a position to file the Annual Report by the date of this Current Report on Form 8-K, the Company’s investigation with respect to the director’s disagreements with the disclosures in the Compensation Discussion & Analysis is not complete. Accordingly, the Company is not yet in a position to file the Annual Report, and while it intends to complete the investigation and resolve the matter as soon as possible, it cannot determine at this time when the Annual Report will be filed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 17, 2007

HAIGHTS CROSS COMMUNICATIONS, INC.

/s/	Paul J. Crecca

By:	Paul J. Crecca
Executive Vice President and Chief
Financial Officer